As filed with the Securities and Exchange Commission on
                         August 18, 1998

                                   Registration No. 333-_____



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

                     TOTAL CONTAINMENT, INC.
     (Exact name of Registrant as specified in its charter)

           Pennsylvania                             23-2394872
     (State or other juris-                      (I.R.S. Employer
     diction of incorporation                    Identification
     or organization)                            Number)

      Total Containment, Inc. 1997 Stock Compensation Plan
                      (Full title of Plan)

Total Containment, Inc.            Pierre Desjardins, President
422 Business Center,                and Chief Executive Officer
A130 North Drive                   Total Containment, Inc.
P.O. Box 939                       422 Business Center,
Oaks, Pennsylvania  19456          A130 North Drive
(610) 666-7777                     P.O. Box 939
(Address, including zip            Oaks, Pennsylvania  19456
code, and telephone number,        (610) 666-7777
including area code, of            (Name, address, including zip
Registrant's principal             code, and telephone number,
executive offices)                 including area code, of agent
                                   for service)

                           Copies to:

                   Jeffrey P. Waldron, Esquire
                          Stevens & Lee
                 One Glenhardie Corporate Center
                       1275 Drummers Lane
                          P.O. Box 236
                    Wayne, Pennsylvania 19087
                         (610) 964-1480
                      ____________________


                       CALCULATION OF REGISTRATION FEE
                                      Proposed        Proposed
                                      Maximum         Maximum        Amount
Title of each          Amount         Offering        Aggregate      of
Class of Securities    to be          Price           Offering       Registration
to be Registered       Registered     per Share(1)    Price          Fee
Common Stock,          400,000        $6.00           $2,400,000     $728
 par value $.01
 per share

(1) Calculated in accordance with Rule 457, based on the closing price of $6.00 as reported on the Nasdaq Stock Market on August 14, 1998.



                             PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed on March 23, 1988, as amended by Form 10-KSB/A filed on March 25, 1998;

(b)  The Company's Definitive Proxy Statement, dated March 31,
     1997, for the 1997 Annual Meeting of Shareholders;

(c) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 1998;

(d) The Company's Current Reports on Form 8-K filed on January 15, 1998 and March 13, 1998;

(e) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A, dated
     February 17, 1994, filed by the Company on February 18, 1994 to register its Common Stock pursuant to Section 12(g) of the Exchange Act; and

(f) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

     The description of the Common Stock is incorporated by reference herein to the Company's Registration Statement on Form 8-
A.  See "Item 3.  Incorporation of Documents by Reference."

Item 5.  Interest of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of the Company provide for (1) indemnification of directors, officers, employees and agents of the Registrant and
(2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as it may be amended, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits

     Exhibits:

Number    Title
------    -----

 4.1      Certificate of Incorporation of Total Containment, Inc.
          (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

 4.2 Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-1 (File No. 33-70456) of Total Containment,
          Inc.).

 5.1      Opinion of Stevens & Lee

23.1      Consent of Stevens & Lee (included in Exhibit 5.1)

23.2      Consent of Grant Thornton, LLP

24.1      Power of Attorney (included on signature page)

99.1      1997 Stock Compensation Plan, dated February 27, 1997,
          (Incorporated by reference to Exhibit 10.2 to the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996).
_____


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has authorized this registration statement to be signed on its behalf by the undersigned in the Town of Oaks, State of Pennsylvania on August 12, 1998.

                              TOTAL CONTAINMENT, INC.

                              By:/s/ Pierre Desjardins
                                   Pierre Desjardins,
                                   President and
                                   Chief Executive Officer



                              By:/s/ Keith R. Ruck
                                   Keith R. Ruck,
                                   Vice President Finance and
                                   Chief Financial Officer
                                   (Principal Financial Officer)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pierre Desjardins or Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and this requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed below by the following persons and in the capacities and on the dates stated.

       Signature


/s/ Pierre Desjardins      President and Chief    August 10, 1998
Pierre Desjardins          Executive Officer
                           (Principal Executive
                           Officer) and Director

/s/ Marc Guindon           Director               August 10, 1998
Marc Guindon

/s/ Jean-Claude Arpin      Director               August 10, 1998
Jean-Claude Arpin

/s/ Marcel Dutil           Director               August 10, 1998
Marcel Dutil

/s/ Paul Gobeil            Director               August 10, 1998
Paul Gobeil

/s/ Nycole Pugeau-Goyette  Director               August 10, 1998
Nycole Pugeau-Goyette

/s/ Bernard Gouin          Director               August 10, 1998
Bernard Gouin

                          EXHIBIT INDEX

Number    Title
------    -----

 4.1      Certificate of Incorporation of Total Containment, Inc.
          (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

 4.2 Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-1 (File No. 33-70456) of Total Containment,
          Inc.).

 5.1      Opinion of Stevens & Lee

23.1      Consent of Stevens & Lee (included in Exhibit 5.1)

23.2      Consent of Grant Thornton, LLP

24.1      Power of Attorney (included on signature page)

99.1      1997 Stock Compensation Plan, dated February 27, 1997,
          (Incorporated by reference to Exhibit 10.2 to the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996).
_____